Exhibit 10.1

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

MOUNTAIN STATES HOLDINGS, INC.

AND

DOMESTIC ENERGY PARTNERS, LLC AND

THE SECURITY HOLDERS OF DOMESTIC ENERGY PARTNERS, LLC

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3.14	Ability to Carry Out Obligations	7
3.15	Full Disclosure	7
3.16	Assets	7
3.17	Material Contracts	7
3.18	Indemnification	7
3.19	Criminal or Civil Acts	7

ARTICLE IV – Covenants Prior to the Closing Date		8

4.1	Investigative Rights	8
4.2	Conduct of Business	8
4.3	Confidential Information	8
4.4	Notice of Non-Compliance	8

ARTICLE V – Conditions Precedent to Mountain States’ Performance		8

5.1	Conditions	8
5.2	Accuracy of Representations	8
5.3	Performance	9
5.4	Absence of Litigation	9
5.5	Officer’s Certificate	9
5.6	Corporate Action	9
5.7	Acceptance of Financial Statements	9
5.8	Convertible Debenture	9

ARTICLE VI – Conditions Precedent to Domestic Energy’s Performance		9

6.1	Conditions	9
6.2	Accuracy of Representations	9
6.3	Performance	10
6.4	Absence of Litigation	10
6.5	Officer’s Certificate	10
6.6	Payment of Liabilities	10
6.7	Directors of Mountain States	10
6.8	Officers of Mountain States	10

ARTICLE VII – Closing		10

7.1	Closing	10

ARTICLE VIII – Covenants Subsequent to the Closing Date		11

8.1	Registration and Listing	11

ARTICLE IX – Miscellaneous		11

9.1	Captions and Headings	11
9.2	No Oral Change	11

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9.3	Non-Waiver	11
9.4	Time of Essence	11
9.5	Entire Agreement	11
9.6	Choice of Law	12
9.7	Counterparts	12
9.8	Notices	12
9.9	Binding Effect	12
9.10	Mutual Cooperation	12
9.11	Finders	12
9.12	Announcements	12
9.13	Expenses	12
9.14	Survival of Representations and Warranties	13
9.15	Exhibits	13
9.16	Termination, Amendment and Waiver	13

EXHIBITS

Allocation of Securities	Exhibit 1.1
Subscription Agreement	Exhibit 1.2
Financial Statements of Domestic Energy	Exhibit 2.5
Material Contracts of Domestic Energy	Exhibit 2.17
Financial Statements of Mountain States	Exhibit 3.5

iii

AGREEMENT

THIS AGREEMENT (“Agreement”) is made this 31st day of August, 2006, by and between Mountain States Holdings, Inc., a Colorado corporation (“Mountain States”), Domestic Energy Partners, LLC, a Utah limited liability company (“Domestic Energy”), and the security holders of Domestic Energy (the “Domestic Energy Security Holders”) who are listed on Exhibit 1.1 hereto and have executed Subscription Agreements in the form attached in Exhibit 1.2, hereto.

WHEREAS, Mountain States desires to acquire all of the issued and outstanding equity and voting interests of Domestic Energy (“Domestic Energy Interests”) from the Domestic Energy Security Holders in exchange for newly issued unregistered shares of common stock of Mountain States;

WHEREAS, Domestic Energy desires to assist Mountain States in acquiring all of the issued and outstanding Domestic Energy Interests pursuant to the terms of this Agreement; and

WHEREAS, all of the Domestic Energy Security Holders, by execution of Exhibit 1.2 hereto, agree to exchange one hundred percent (100%) of the Domestic Energy Interests they hold in Domestic Energy for twenty eight million five hundred thousand (28,500,000) shares of Mountain States common stock (the “Shares”) out of a total of thirty million five hundred thousand (30,500,000) shares to be outstanding following the reverse stock split described in Section 1.3, below.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

1.1           Issuance of Securities. Subject to the terms and conditions of this Agreement, Mountain States agrees to issue and exchange 28,500,000 Shares for 100% of the issued and outstanding Domestic Energy Interests held by the Domestic Energy Security Holders.  All Mountain States Shares will be issued directly to the Domestic Energy Security Holders on the Closing Date (as hereinafter defined), pursuant to the schedule set forth in Exhibit 1.1.

1.2           Exemption from Registration. The parties hereto intend that all Mountain States common stock to be issued to the Domestic Energy Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Regulation D of the Act and rules and regulations promulgated thereunder.  In furtherance thereof, each of the Domestic Energy Security Holders will execute and deliver to Mountain States on the closing date of this Agreement (the “Closing Date”) a copy of the Subscription Agreement set forth in Exhibit 1.2 hereto.

1.3           Corporate Action.  Mountain States currently has 4,325,000 shares outstanding. On or before the Closing Date, Mountain States shall (i) retire and cancel 325,000 shares to be received by it in exchange for the sale of its two subsidiaries as described in Section 3.3 below, (ii) complete a one share for two shares reverse stock split with respect to the remaining 4,000,000 Shares, resulting in Mountain States having outstanding a total of 2,000,000 Shares on the Closing Date, and (iii) change its name to “Better Biodiesel, Inc.”

ARTICLE II

Representations and Warranties of Domestic Energy

Domestic Energy hereby represents and warrants to Mountain States that:

2.1           Organization. Domestic Energy is a limited liability company duly organized, validly existing and in good standing under the laws of Utah, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2           Capital. Domestic Energy has no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Domestic Energy to issue any additional Domestic Energy Interests of any class.

2.3           Subsidiaries. Domestic Energy does not have any subsidiaries or own any interest in any other enterprise.

2.4           Directors and Executive Officers. The names and titles of the directors and executive officers of Domestic Energy are as follows:

Name	Position

Ron Crafts	Chairman and Chief Executive Officer

Lynn Dean Crawford	Chief Operating Officer

Briton McConkie	Co-Vice President, Business Development

Peter Kristenson	Co-Vice President, Business Development

John Crawford	Chief Technology Officer

2.5           Financial Statements. On or before the Closing Date, Domestic Energy shall provide Mountain States with unaudited financial statements of Domestic Energy for the period from inception (May 18, 2005) through December 31, 2005, for the six months ended June 30, 2006 and for the eight months ended August 31, 2006 (the “Domestic Energy Financial Statements”).  The Domestic Energy Financial Statements will be prepared in accordance with generally accepted accounting principles and practices consistently followed by Domestic Energy throughout the periods indicated, and fairly present the financial position of Domestic

Energy as of the dates of the balance sheets included in the Domestic Energy Financial Statements and the results of operations for the periods indicated

2.6           Absence of Changes. Since August 31, 2006, there has not been any material change in the financial condition or operations of Domestic Energy, except as contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7           Absence of Undisclosed Liabilities. As of August 31, 2006, Domestic Energy did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Domestic Energy Financial Statements.

2.8           Tax Returns. Domestic Energy has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by Domestic Energy.

2.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Mountain States, its legal counsel and accountants shall have the opportunity to meet with Domestic Energy’s accountants and attorneys to discuss the financial condition of Domestic Energy during reasonable business hours and in a manner that does not interfere with the normal operation of Domestic Energy’s business.  Domestic Energy shall make available to Mountain States all books and records of Domestic Energy.

2.10         Intellectual Property Rights. Domestic Energy owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.11         Compliance with Laws. To the best of Domestic Energy’s knowledge, Domestic Energy has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12         Litigation. Domestic Energy is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Domestic Energy, threatened against or affecting Domestic Energy or its business, assets or financial condition.  Domestic Energy is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  Domestic Energy is not engaged in any material litigation to recover monies due to it.

2.13         Authority. The Board of Directors of Domestic Energy has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Domestic Energy has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Domestic Energy and is enforceable in accordance with its terms and conditions.  By execution of Exhibit 1.2, all of the Domestic Energy Security Holders have agreed to and have approved the terms of this Agreement and the exchange of securities contemplated hereby.

2.14         Ability to Carry Out Obligations. The execution and delivery of this Agreement by Domestic Energy and the performance by Domestic Energy of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Domestic Energy is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Domestic Energy, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Domestic Energy.

2.15         Full Disclosure. None of the representations and warranties made by Domestic Energy herein or in any exhibit, certificate or memorandum furnished or to be furnished by Domestic Energy, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16         Assets. Domestic Energy’s assets are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5.

2.17         Material Contracts. Domestic Energy’s material contracts are attached hereto as Exhibit 2.17.

2.18         Indemnification. Domestic Energy agrees to indemnify, defend and hold Mountain States harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Mountain States which arise out of, or result from (i) any breach by Domestic Energy in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Domestic Energy under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by Domestic Energy in this Agreement.

2.19         Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Domestic Energy has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.20         Restricted Securities.  Domestic Energy and the Domestic Energy Security Holders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the Mountain States Shares issued by Mountain States are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

ARTICLE III

Representations and Warranties of Mountain States

Mountain States represents and warrants to Domestic Energy that:

3.1           Organization. Mountain States is a corporation duly organized, validly existing and in good standing under the laws of Colorado, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2           Capital. The authorized capital stock of Mountain States consists of 200,000,000 shares of no par value common stock, of which 2,000,000 Shares will be outstanding on the Closing Date, and 5,000,000 shares of no par value preferred stock, none of which are outstanding. All of the outstanding common stock is duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Mountain States to issue any additional shares of its capital stock of any class.

3.3           Subsidiaries. Mountain States has two (2) subsidiaries, Mountain States Lending, Inc. and Mountain Eagle Homes, Inc. On the Closing Date, (i) Mark Massa will purchase all of the assets and liabilities of Mountain States Lending for one hundred eighty seven thousand five hundred (187,500) Shares, which will be transferred to Mountain States and cancelled, and (ii) Timothy J. Brasel will purchase all of the assets and liabilities of Mountain Eagle Homes for one hundred thirty seven thousand five hundred (137,500) Shares, which will be transferred to Mountain States and cancelled.

3.4           Directors and Officers. The names and titles of the directors and executive officers of Mountain States are as follows:

Name	Position

Mark E. Massa	Chairman and Chief Executive Officer and Director

Patricia A. Lowe	Director

3.5           Financial Statements. Exhibit 3.5 hereto consists of the audited financial statements of Mountain States for the period from inception through June 30, 2006 (the “Mountain States Financial Statements”). The Mountain States Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Mountain States throughout the period indicated, and fairly present the financial position of Mountain States as of the date of the balance sheet included in the Mountain States Financial Statements and the results of operations for the period indicated.

3.6           Absence of Changes. Since June 30, 2006, there has not been any material change in the financial condition or operations of Mountain States, except as contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

3.7           Absence of Undisclosed Liabilities. As of June 30, 2006, Mountain States did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Mountain States Financial Statements.

3.8           Tax Returns. Mountain States has filed all federal, state and local tax returns required by law and have paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 3.5 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by Mountain States.

3.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Domestic Energy, its legal counsel and accountants shall have the opportunity to meet with Mountain States’ accountants and attorneys to discuss the financial condition of Mountain States during reasonable business hours and in a manner that does not interfere with the normal operation of Mountain States’ business.  Mountain States shall make available to Domestic Energy all books and records of Mountain States.

3.10         Intellectual Property Rights. Mountain States has no trademarks, service marks, trade names, copyrights or patents material to its business.

3.11         Compliance with Laws. To the best of Mountain States’ knowledge, Mountain States has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

3.12         Litigation. Mountain States is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Mountain States, threatened against or affecting Mountain States or its business, assets or financial condition.  Mountain States is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  Mountain States is not engaged in any material litigation to recover monies due to it.

3.13         Authority. The Board of Directors of Mountain States has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Mountain States has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Mountain States and is enforceable in accordance with its terms and conditions.

3.14         Ability to Carry Out Obligations. The execution and delivery of this Agreement by Mountain States and the performance by Mountain States of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Mountain States is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Mountain States, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Mountain States.

3.15         Full Disclosure. None of the representations and warranties made by Mountain States herein or in any exhibit, certificate or memorandum furnished or to be furnished by Mountain States, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16         Assets. Mountain States’ assets are fully included in Exhibit 3.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 3.5.

3.17         Material Contracts. Mountain States does not have any material contracts.

3.18         Indemnification. Mountain States agrees to indemnify, defend and hold Domestic Energy harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Domestic Energy which arise out of, or result from (i) any breach by Mountain States in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Mountain States under this Agreement, (ii) a failure of any representation or warranty in this Article III or (iii) any untrue statement made by Mountain States in this Agreement.

3.19         Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Mountain States has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

ARTICLE IV

Covenants Prior to the Closing Date

4.1           Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2           Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock or Interests.

4.3           Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4           Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V

Conditions Precedent to Mountain States’ Performance

5.1           Conditions. Mountain States’ obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V.  Mountain States may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Mountain States of any other condition of or any of Mountain States’ other rights or remedies, at law or in equity, if Domestic Energy shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Domestic Energy in this Agreement or in any written statement that shall be delivered to Mountain States by Domestic Energy under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3           Performance. Domestic Energy shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4           Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Domestic Energy on or before the Closing Date.

5.5           Officer’s Certificate. Domestic Energy shall have delivered to Mountain States a certificate dated the Closing Date signed by the Chief Executive Officer of Domestic Energy certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

5.6           Corporate Action. Domestic Energy shall have obtained the approval of the Domestic Energy Security Holders for the transaction contemplated by this Agreement as evidenced by all of the Domestic Energy Security Holders executing Exhibit 1.2.

5.7           Acceptance of Financial Statements. Mountain States shall have reviewed and in its sole discretion accepted, prior to the Closing Date, the Domestic Energy Financial Statements as set forth in Exhibit 2.5.

5.8           Convertible Debenture. Domestic Energy has issued a 500,000 convertible debenture. On the Closing Date, the convertible debenture shall be converted into Domestic Energy Interests and the Shares issuable upon conversion of the convertible debentures shall be included in the 28,500,000 Shares issuable to the Domestic Energy Security Holders.

ARTICLE VI

Conditions Precedent to Domestic Energy’s Performance

6.1           Conditions. Domestic Energy’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. Domestic Energy may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Domestic Energy of any other condition of or any of Domestic Energy’s rights or remedies, at law or in equity, if Mountain States shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Mountain States in this Agreement or in any written statement that shall be delivered to Domestic Energy by Mountain States under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3           Performance. Mountain States shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4           Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Mountain States on or before the Closing Date.

6.5           Officer’s Certificate. Mountain States shall have delivered to Domestic Energy a certificate dated the Closing Date signed by the Chief Executive Officer of Mountain States certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6           Payment of Liabilities. On or before the Closing Date, Mountain States shall have paid any outstanding obligations and liabilities of Mountain States through the Closing Date, including obligations created subsequent to the execution of this Agreement.

6.7           Directors of Mountain States. On the Closing Date, the Board of Directors of Mountain States shall appoint the designees of Domestic Energy to Mountain States’ Board of Directors and simultaneously resign from the Board of Directors.

6.8           Officers of Mountain States. On the Closing Date, the newly constituted Board of Directors of Mountain States shall elect the officers of Mountain States as set forth in Section 2.4, above and Mountain States’ existing executive officers shall resign.

ARTICLE VII

Closing

7.1           Closing. The closing of this Agreement shall be held at the offices of Gary A. Agron or at any mutually agreeable place on or prior to September 20, 2006, unless extended by mutual agreement.  At the closing:

(a)                                  Domestic Energy shall deliver to Mountain States (i) copies of Exhibit 1.2 executed by all of the Mountain States Security Holders, (ii) an assignment of all of the Domestic Energy Interests to Mountain States, (iii) the officer’s certificate described in Section 5.5, and (iv) signed minutes of its directors approving this Agreement.

(b)                                 Mountain States shall deliver to Domestic Energy (i) certificates representing 28,500,000 Mountain States Shares issued in the names of the Domestic Energy Security Holders, (ii) the officer’s certificate described in Section 6.5, (iii) signed minutes of its directors approving this Agreement, and (iv) resignations of its executive officers and directors pursuant to Sections 6.7 and 6.8.

ARTICLE VIII

Covenants Subsequent to the Closing Date

8.1           Registration and Listing. Following the Closing Date, Mountain States shall:

(a)                                  Continue Mountain States’ common stock quotation on the Electronic Over-the-Counter Bulletin Board system;

(b)                                 Comply with the Form 8-K requirements of the Securities Act of 1934, including the timely preparation and filing of audited financial statements as required by Form 8-K;

(c)                                  Promptly retain a qualified investor and public relations firm;

(d)                                 Retain Schumacher and Associates as its auditors within five days from the Closing Date; and

(e)                                  Clear any Rule 144 sales of Mountain States common stock offered by any Mountain States common stockholder including affiliates or former affiliates of Mountain States within 48 hours of the filing of the Notice of Sale pursuant to Rule 144.

ARTICLE IX

Miscellaneous

9.1           Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2           No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3           Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4           Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5           Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6           Choice of Law. This Agreement and its application shall be governed by the laws of the state of Colorado.

9.7           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Mountain States:	Mountain States Holdings, Inc.
7435 East Peakview Avenue
Englewood, Colorado 80111
Attn: Mark E. Massa, Chief Executive Officer

Domestic Energy:	Domestic Energy Partners, LLC
1400 West 400 North
Orem, Utah 84057
Attn: Ron Crafts, Chief Executive Officer

With a copy to:	The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, Washington 98101
Attn: David Otto

9.9           Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10         Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11         Finders. There are no finders in connection with this transaction.

9.12         Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13         Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.  The Domestic Energy Security Holders shall not be responsible for any costs incurred in connection with the transaction contemplated by this Agreement.

9.14         Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.15         Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

9.16         Termination, Amendment and Waiver.

(a)           Termination.  This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the stockholders of Mountain States or by the members of Domestic Energy:

(1)           By mutual written consent of Domestic Energy and Mountain States;

(2)           By either Domestic Energy or Mountain States;

(i)                                     If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)                                  If the transaction shall not have been consummated on or before September 20, 2006, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(3)           By Domestic Energy, if Mountain States breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)           By Mountain States, if Domestic Energy breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)           Effect of Termination.  In the event of termination of this Agreement by either Mountain States or Domestic Energy, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Domestic Energy or Mountain States, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)           Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)           Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of Domestic Energy or Mountain States, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

[Remainder of Page Intentionally Blank; Signature Page Follows]

In witness whereof, the parties have executed this Agreement Concerning the Exchange of Securities on the date indicated above.

MOUNTAIN STATES HOLDINGS, INC.		DOMESTIC ENERGY PARTNERS, LLC

By:	/s/ Mark E. Massa	By:	/s/ Ron Crafts
	Mark E. Massa		Ron Crafts
	Chief Executive Officer		Chief Executive Officer

EXHIBIT 1.1

ALLOCATION OF MOUNTAIN STATES HOLDING, INC. COMMON SHARES

TO

SECURITY HOLDERS OF DOMESTIC ENERGY PARTNERS, LLC

Name of Domestic Energy Security Holder	Amount of Mountain States Shares to be Issued

Ron Crafts	5,250,000

James Crawford	1,494,500

John Crawford	5,250,000

Lynn Dean Crawford	3,755,500

Peter Kristenson	2,625,000

Briton McConkie	2,625,000

Capital Group Communication, Inc.	4,500,000

Joseph Martin, LLC	1,500,000

Sausalito Capital Partners I, LLC	1,500,000

Total:	28,500,000

EXHIBIT 1.2

SUBSCRIPTION AGREEMENT

In connection with my exchange of equity and voting interests (“Domestic Energy Interests”) in Domestic Energy Partners, LLC (“Domestic Energy”) for the no par value common stock of Mountain States Holdings, Inc. (“Mountain States”), pursuant to the Agreement Concerning The Exchange of Securities by and among Mountain States Holdings, Inc. and Domestic Energy Partners, LLC and the Security Holders of Domestic Energy Partners, LLC (the “Exchange Agreement”), I acknowledge the matters set forth below and promise that the statements made herein are true. I understand that Mountain States is relying on my truthfulness in issuing its securities to me.

I hereby represent and warrant to Mountain States that I have the full power and authority to execute, deliver and perform this Subscription Agreement and to consummate the transactions contemplated hereby.  This Subscription Agreement is a legal, valid and binding obligation of mine, enforceable against me in accordance with its terms.  I own the Domestic Energy Interests that I am exchanging for common stock of Mountain States free and clear of all pledges, liens, encumbrances, security interests, equities, claims, options, preemptive rights, rights of first refusal, or any other limitation on my ability to vote such securities or to transfer such securities to Mountain States.  I have full right, title and interest in and to the Domestic Energy securities that I am exchanging.

I understand that Mountain States’ common stock (the “Securities) is being issued to me in a private transaction in exchange for my securities in Domestic Energy and in reliance upon the exemption provided in section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the ”Act”) for non-public offerings and pursuant to the Exchange Agreement.  I understand that the Securities are “restricted” under applicable securities laws and may not be sold by me except in a registered offering (which may not ever occur) or in a private transaction like this one.  I know this is an illiquid investment and that therefore I may be required to hold the Securities for an indefinite period of time, but under no circumstances less than one year from the date of their issuance.

I am acquiring the Securities solely for my own account, for long-term investment purposes only and not with a view to sale or other distribution.  I agree not to dispose of any Securities unless and until counsel for Mountain States shall have determined that the intended disposition is permissible and does not violate the Act, any applicable state securities laws or rules and regulations promulgated thereunder.

All information, financial and otherwise, or documentation pertaining to all aspects of my acquisition of the Securities and the activities and financial information of Mountain States has been made available to me and my representatives, if any, and I have had ample opportunity to meet with and ask questions of senior officers of Mountain States, and I have received satisfactory answers to any questions I asked.

In acquiring the Securities, I have been afforded access to the Exchange Agreement and have made such independent investigations of Mountain States as I deemed appropriate.  I am an “accredited investor” as that term is defined in Regulation D, Rule 501 of the Act and am an experienced investor, have made speculative investments in the past and am capable of analyzing the merits of an investment in the Securities.

I understand that the Securities are highly speculative, involve a great degree of risk and should only be acquired by individuals who can afford to lose their entire investment.  Nevertheless, I consider this a suitable investment for me because I have adequate financial resources and income to maintain my current standard of living even after my acquisition of the Securities.  I know that Mountain States currently has only negligible assets and liabilities, and that although I could lose my entire investment, I am acquiring the Securities because I believe the potential rewards are commensurate with the risk.  Even if the Securities became worthless, I could still maintain my standard of living without significant hardship to me or my family.

By signing this Subscription Agreement, I also accept and agree to be bound by and to abide by the terms and conditions of the Exchange Agreement as if I had executed the Exchange Agreement itself.

Dated as of this                      day of August, 2006.

Signature

Name, Please Print

Residence Address

City, State and Zip Code

Area Code and Telephone Number

Social Security Number

Number of Domestic Energy Shares exchanged

2

EXHIBIT 2.5

FINANCIAL STATEMENTS OF DOMESTIC ENERGY

EXHIBIT 2.17

MATERIAL CONTRACTS OF DOMESTIC ENERGY

EXHIBIT 3.5

FINANCIAL STATEMENTS OF MOUNTAIN STATES